THIS GENERAL SECURITY AGREEMENT is made effective October 31, 2000.

BETWEEN:

CONTROL ZONE INTERACTIVE INC. (previously Cockpit Collection Ltd.), a body corporate duly incorporated under the laws of the Province of British Columbia having offices at 4398 Canterbury Crescent, North Vancouver British Columbia, Canada, V7R 3N6 and l03 - 980 West 1st Street, North Vancouver, British Columbia, Canada, V7P 3N4 ("Lands").

(hereinafter called the "Debtor")

OF THE FIRST PART

AND:

PACIFIC STRATUS VENTURES LTD. a body corporate duly incorporated under the laws of the Province of British Columbia, having its registered and records office at Suite 707, 1030 West Georgia Street, Vancouver, British Columbia, Canada V6E 2Y3

(hereinafter called the "Secured Party")

OF THE SECOND PART

1.00 DEFINITIONS

1.01 In this agreement (hereinafter called this "Agreement") and in any instrument supplemental or ancillary hereto, unless the context otherwise requires:

(a) "Accounts" means all present and after-acquired monetary obligations due or accruing due to the Debtor whether or not earned by performance, including its book debts, accounts receivable, and claims under policies of insurance, and all contracts, security interests and other rights and benefits in respect thereof;

(b) "Business Day" means any day, except Saturdays, Sundays and statutory holidays observed in the Province of British Columbia, Canada;

(c) "Business Premises" means any interest in real property which the Debtor uses in its business, if any;

(d) "Chattel Paper" means all present and after-acquired writings in favour of the Debtor as secured party which evidence both a monetary obligation and a security interest in, or a lease of, specific goods or specific goods and accessions;

(e) "Collateral" means all present and after-acquired real and personal property of the Debtor, of whatever nature or kind and wherever situate, including Accounts, Chattel Paper, Documents, Documents of Title, Equipment, Instruments, Intangibles, Inventory, Money, Proceeds, Securities or any part thereof and shall not include the last day of any term of years reserved by any lease, verbal or written, or any agreement therefrom, now held or hereafter acquired by the Debtor but the Debtor shall stand possessed of the reversion remaining in the Debtor of any leasehold premises, from the time being demised, as aforesaid, upon trust to assign and dispose thereof as the Secured Party shall direct; and upon any sale of the leasehold premises, or any part thereof, the Secured Party, for the purpose of vesting the aforesaid reversion of any such term or any renewal thereof and any purchaser or purchasers thereof, shall be entitled by deed or writing to appoint such purchaser or purchasers or any other person or persons a new trustee or trustees so appointed freed and discharged from any obligations respecting the same;

(f) "Documents" means all books, accounts, financial statements, invoices, letters, papers, documents and other records in any form;

(g) "Documents of Title" means all present and after-acquired documents of title of the Debtor, whether negotiable or otherwise including all warehouse receipts and bills of lading;

(h) "Environmental Laws" means any laws, regulations, orders, by-laws, permits or lawful requirements of any governmental authority with respect to environmental protection or regulating hazardous materials;

(i) "Equipment" means all present and after-acquired goods in which the Debtor now or hereafter has an interest, including those which are now or at any time hereafter situate on the Lands and all buildings thereon, including all machinery, fixtures, plant, tools, furniture, chattels, heating, air conditioning, ventilating, electrical, mechanical, plumbing, communications and data systems, elevators, escalators, boilers, walls and partitions, installed in or affixed or attached to any of the foregoing, and all drawings, specifications, plans and manuals relating thereto, except those goods in which Debtor may not grant such an interest pursuant to existing leases of premises or as a matter of law;

(j) "Hazardous Materials" means any asbestos material, urea formaldehyde, explosives, radioactive materials, pollutants, contaminants, hazardous substances, corrosive substances, toxic substances, special waste or waste of any kind including, without limitation, compounds known as chlorobiphenyls and any substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release of which into the environment is prohibited, controlled or licensed under Environmental Laws applicable to the location of the materials;

(k) "Instruments" means all present and after-acquired bills of exchange, notes and cheques, within the meaning of the Bills of Exchange Act (Canada), including, those drawn by Debtor in favour of Secured Party evidencing any advances under the loan by Secured Party to Debtor contemplated by the agreement hereunto attached as Schedule "A" (hereinafter called the "Accepted Letter Offer"), all other writings that evidence a right to payment of money owed to Secured Party by Debtor and are of a type that in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, and all letters of credit or advices of credit which state thereon that the letter of credit or advice of credit must be surrendered on claiming payment thereunder;

(l) "Intangibles" means all present and after-acquired intangible personal property of the Debtor, including all contract rights, goodwill, patents, trade marks, copyrights and other intellectual property, licences, and all other choses in action of the Debtor of every kind, whether due at the present time or hereafter to become due or owing;

(m) "Inventory" means

(i) all inventory of goods hereafter acquired by the Debtor from the Secured Party; and

(ii) the inventory of the Debtor, including all goods, merchandise, raw materials, work in progress, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in the Debtor's business but not including inventory validly subject to the purchase money security interest for which subsection (i) above provides.

(n) "Money" means all present and after-acquired money, whether authorized as a medium of exchange by the Parliament of Canada or authorized or adopted by any foreign government as part of its currency;

(o) "Obligations" means all present and future indebtedness of the Debtor to the Secured Party, including interest thereon, and the performance and observance of all agreements, warranties, and representations of the Debtor made in this agreement, payment and performance of all other present and future indebtedness of the Debtor to the secured party, whether direct or indirect, contingent or absolute, matured or not, and whether the Debtor is bound alone or with another or others, including obligations under this Agreement and the obligations of the Debtor under any bill of exchange issued, accepted or endorsed by the Debtor of which the Secured Party is the holder;

(p) "Proceeds" means all present and after-acquired personal property and proceeds in any form derived directly or indirectly from any dealing with Collateral, including fixtures, crops, rights to insurance payments and any other payments representing indemnity or compensation for loss of or damage to Collateral, and all present and future proceeds therefrom;

(q) "Securities" means all present and after-acquired securities held by the Debtor, including shares, options, rights, warrants, joint venture interests, interests in limited partnerships, bonds, debentures and all other documents that are recognized in the jurisdiction in which issued or dealt with as evidencing a share, participation or other interest in property or in an enterprise or that evidence of an obligation of the issuer; and

(r) "Security Interest" means the grants, mortgages, charges, assignments, transfers, and security interests herein created including but not limited to a security interest in all intellectual property relating to the keyboard control cover developed by Thierry Annez and owned Control Zone Interactive Inc. The Security Interest shall be a general and continuing security interest notwithstanding any dealing by the Secured Party with the Debtor or any other person claiming under or with respect to the Debtor or the Collateral, notwithstanding any other title retention agreement, commercial pledge, right of re-sale, security interest or other encumbrance whatsoever.

1.02 Unless the context otherwise requires, all the terms used herein without initial capital letters which are defined in the Personal Property Security Act of British Columbia and any regulations thereunder, as amended, restated or replaced by successor legislation (hereinafter collectively called the "PPSA"), have the same meaning as in the PPSA.

1.03 In this Agreement:

(a) "Collateral" has the meaning set out in paragraph 1.01(e) thereof and any reference to Collateral shall, unless the context otherwise requires, be deemed a reference to Collateral as a whole or any part thereof;

(b) "Debtor" and the personal pronoun, "it" or "its" and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used, depending upon whether the Debtor is one or more individuals, corporations, or partnerships and, if more than one, shall apply and be binding upon each of them severally.

2.00 CREATION OF SECURITY INTEREST

2.01 The Debtor, as continuing security for the repayment and the performance of each of the Obligations, hereby:

(a) grants to the Secured Party by way of mortgage, charge, assignment and transfer, a continuing, specific and fixed Security Interest in the Collateral; and

(b) charges as and by way of a floating charge to and in favour of the Secured Party, and grants to the Secured Party a security interest, mortgage and charge in and to:

(i) all the Debtor's right, title and interest in and to all of the Debtor's presently owned or held and after acquired or held real, immovable, and leasehold property and all interests therein, and all easements, rights-of-way, privileges, benefits, licences, improvements, and rights whether connected therewith or appurtenant thereto or separately owned or held, including all structures, plant, and other fixtures (collectively, "Real Property"); and

(ii) all property, assets and undertakings of the Debtor, both present and future, of whatever nature or kind and wherever situate, and all Proceeds thereof and therefrom,

other than any of its property, assets and undertakings otherwise validly and effectively subject to the charges and security interests in favour of the Secured Party created under paragraph 2.01(a) of this Agreement. This charge attaches immediately upon the Debtor acquiring any rights in any of that property;

(c) Mortgage and charge as and by way of a fixed and specific charge to and in favour of the Secured Party, and assign and transfer to the Secured Party and grant to the Secured Party, by way of mortgage, charge, assignment, and transfer, a security interest in all of the Debtor's right, title and interest, both present and future, in and to all of its presently owned or held and after acquired or held property which:

(i) is or in future becomes a fixture, or

(ii) constitutes a licence, quota, permit or other similar right or benefit, or crops.

2.02 The Debtor shall promptly inform the Secured Party in writing of the acquisition by the Debtor of any personal property which is of the nature or type of the Collateral, and the Debtor agrees to execute and deliver at its own expense from time to time amendments to this Agreement or additional agreements as may be reasonably required by the Secured Party in order that the Security Interest shall attach to all of the personal property of the Debtor.

2.03 All consumer goods as defined in the PPSA and the last day of the term of any lease, sublease or agreement therefor are specifically excepted from the Security Interest, but the Debtor shall assign and dispose of such last day as the Secured Party shall direct.

2.04 To the extent that the creation of the Security Interest over any particular item would constitute a breach or default under, or permit the forfeiture of, any agreement, right, licence or permit creating or defining that item or the interest of the Debtor therein, the Security Interest shall not attach thereto until all acts and things have been done and all consents and approvals have been obtained to permit the creation of the Security Interest over that item, but the Debtor shall hold its interest therein in trust for the Secured Party, and shall assign such agreement, right, licence or permit to the Secured Party forthwith upon obtaining the consent of the other party thereto.

2.05 The Debtor acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties that the term Debtor, when used herein, shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the Security Interest granted hereby:

(a) shall secure the Obligations, as the term is herein defined, of each of the amalgamating corporations and the amalgamated corporation to the Secured Party at the time of amalgamation and any Obligations of the amalgamated corporation to the Secured Party arising after the amalgamation; and

(b) shall attach to Collateral, as the term is herein defined, owned by each of the corporations amalgamating with the Debtor, and Collateral owned by the amalgamated corporation, at the time of amalgamation, and shall attach to any Collateral thereafter owned or acquired by the amalgamated corporation.

2.06 The Debtor acknowledges that value has been given and the Secured Interest is intended to attach upon the Debtor executing this Agreement, and immediately upon the Debtor acquiring any right or interest in Collateral after execution of this Agreement.

3.00 REPRESENTATIONS OF THE DEBTOR

3.01 The Debtor represents and warrants to and for the benefit of the Secured Party that:

(a) the Debtor is a company duly organized, validly existing and in good standing under the laws of the province of British Columbia, Canada, and is duly registered and qualified to do business under the laws of each other jurisdiction in which the character of the properties owned by it or the nature of the activities conducted by it make such registration or qualification advisable or necessary;

(b) the Debtor has the power, authority and capacity to enter into this Agreement and to grant the Security Interest, all of which have been duly and validly authorized by all necessary corporate proceedings to authorize and make the execution and delivery of this Agreement and the performance of the Obligations legal, valid and binding;

(c) to the knowledge of the Debtor, after diligent inquiry, neither the execution nor the performance of this Agreement requires the approval of any regulatory agency having jurisdiction over the Debtor, nor does this Agreement constitute a breach by the Debtor of any statute, by-law or regulation, or of the Debtor's memorandum, articles or resolutions, or of any contract or agreement to which the Debtor is a party;

(d) the Debtor has good and marketable title to or has rights in, and possesses, all presently held Collateral, free and clear of all other security interests, liens, mortgages, encumbrances, equities or claims of every kind and nature whatsoever;

(e) to the knowledge of the Debtor, there are no actions, suits or proceedings before any court, governmental authority or other administrative or regulatory agency pending or threatened by or against or affecting the Debtor which might involve any material adverse change in the properties, business, prospects or condition of the Debtor, and there are no outstanding judgments, injunctions or directives against the Debtor or its properties; and

(f) the books, records and financial statements of the Debtor which have been delivered to the Secured Party, if any, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years, are substantially correct in every particular, and present fairly and accurately the financial condition and position of the business of the Debtor as of the date thereof.

3.02 All representations and warranties of the Debtor made herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect without time limit. The Secured Party is deemed to have relied upon each such representation and warranty notwithstanding any investigation made by or on behalf of the Secured Party at any time.

4.00 COVENANTS OF THE DEBTOR

4.01 So long as this Agreement remains in effect, the Debtor covenants and agrees as follows:

(a) not to sell, exchange, transfer, assign, lease or otherwise dispose of or deal in any way with the Collateral or release, surrender or abandon possession of the Collateral or move or transfer the Collateral from the province of British Columbia, or enter into any agreement or undertaking to do any of the foregoing except as may be permitted in this Agreement except:

(i) for a sale of Inventory in the ordinary course of business on customary trade terms for value received, and the only upon the express condition that, on or before delivery to a third party, the Debtor shall secure full settlement of the entire purchase price for the Collateral so sold in cash, notes, chattel paper or other property in form satisfactory to the Secured Party. Until the Debtor shall have made settlement with the Secured Party with respect to all such Collateral sold or alienated by the Debtor, the Debtor shall aggregate such cash, notes, chattel paper or other property and hold the same in trust for the Secured Party and the Secured Party shall have a Security Interest therein.

The Debtor shall be entitled to transfer such notes or chattel paper free of such interest if at or prior to the time of such transfer the payment due from the Debtor to the Secured Party shall be assured to the satisfaction of the Secured Party;

(ii) Equipment which has become worn out, damaged or otherwise unsuitable for its purpose, on condition that the Debtor substitute for such Equipment property of equal or greater value, free from all charges and encumbrances; and

(iii) subject to paragraph 6.02, the Debtor may use Money available to the Debtor;

(b) not to create or knowingly permit, after receipt in writing notice thereof, to exist any encumbrance or security interest in, charge, encumbrance or lien over, or claim against any of its property, assets or undertaking which ranks or could rank in priority to or pari passu with the Security Interest;

(c) to defend the title to the Collateral for the benefit of the Secured Party against all claims and demands;

(d) to keep the Collateral in good order, condition and repair;

(e) to pay, within five (5) Business Days after demand, which demand shall not be made at any time prior to that certain date which falls ten (10) months after the Acceptance Date (as such term is defined in the Accepted Letter Offer) to the Secured Party all sums now and hereafter owing to the Secured Party arising, without limiting the generality of the foregoing, from the delivery to the Debtor of Inventory, including interest thereon, in accordance with the terms of any invoices submitted to the Debtor for Inventory;

(f) any and all of the Inventory described in paragraph 1.01(m)(i) on hand from time to time and wherever situate was, and will be, obtained from the Secured Party by the use of purchase moneys provided the Debtor by the Secured Party and that such purchase moneys have been, and will be, used solely for the purchase of the Inventory and such Inventory shall be subject at all times to the purchase money security interest granted herein by the Debtor in favour of the Secured Party;

(g) to obtain from insurers acceptable to the Secured Party and maintain:

(i) public liability insurance;

(ii) all risks property insurance in respect of the Collateral on a replacement cost basis: and

(iii) insurance in respect of such other risk as the Secured Party may reasonably require and as set forth in writing prior to the advance of funds in the promissory note,

all of which policies of insurance shall be in such amounts as may be reasonably required by the Secured Party and set forth in writing prior to the advance of funds in the promissory note, shall include a standard mortgage clause approved by the Insurance Bureau of Canada or by insurers admitted as carriers within the province of British Columbia or of sufficient financial condition and standing, provided that, in every case, the identity of each such carrier shall have been disclosed to and the obtaining of a policy of insurance from such insurer shall have been approved by Secured Party, whose approval of the carrier shall not be unreasonably withheld, and shall provide that the insurance coverage provided thereunder shall not be changed or cancelled except on 30 days' prior written notice to the Secured Party. The Debtor shall cause the Secured Party to be named as a loss payee as its interest may appear on such policies of insurance (except public liability insurance), and to furnish the Secured Party with certificates of insurance and certified copies of such policies. If the Debtor shall fail to so insure, the Secured Party may, but shall not be required to, insure the Collateral and the premiums for such insurance shall be added to the Obligations and be secured hereby. As between the Debtor and the Secured Party, the Debtor will bear the sole risk of any loss, damage, destruction or confiscation of or to the Collateral during the Debtor's possession hereunder or otherwise after default hereunder;

(h) to promptly pay all taxes, assessments, rates, levies, payroll deductions, workers' compensation assessments, and any other charges which could result in the creation of a statutory lien or deemed trust in respect of the Collateral;

(i) not to change its name or any name under which it carries on business without giving the Secured Party Twenty (20) days' prior written notice of such change, except for those name changes already set forth in the Letter Offer and agreements related thereto;

(j) to do such acts and to make, execute and deliver such further and other assignments, transfers, deeds, agreements and other documents as may be required by the Secured Party to establish in favour of the Secured Party and perfect the Security Interest intended to be created hereby and to assure to the Secured Party the priority of the Security Interest accorded by law or under this Agreement;

(k) to immediately give written notice to the Secured Party of all loss or damage to or loss of possession of the Collateral otherwise than by disposition in accordance with the terms hereof;

(l) at all times to keep accurate and complete records of the Collateral as well as proper books of account for its business all in accordance with generally accepted accounting principles, consistently applied. The Debtor will permit the Secured Party or its authorized agents to have access to all premises occupied by the Debtor or any place where the Collateral may be found to inspect the Collateral and to examine the books of accounts, financial records and reports of the Debtor and to have temporary custody of, make copies of and take extracts from such books, records and reports;

(m) if the use of a computer system is required to obtain any information and data which the Secured Party is entitled to have and examine hereunder, the Debtor will allow the Secured Party the use of its computer system for such purpose and will provide assistance in that regard. If for any reason such information and data cannot be accessed and retrieved at the Debtor's premises the Secured Party may remove the medium in which such information or data is stored from the Debtor's premises to any other place which has a computer system that will give the Secured Party the opportunity to retrieve, record or copy such information and data. The Secured Party is hereby authorized to reproduce and retain a copy of any such information and data in any format whatsoever to develop and use the Business Premises only in compliance with all Environmental Laws.

(n) to permit the Secured Party to investigate the Business Premises, any goods on the Business Premises and the Debtor's records at any time and from time to time to verify such compliance with Environmental Laws and this Agreement;

(o) upon the request of the Secured Party, to obtain from time to time at the Secured Party's cost a report from an independent consultant designated or approved by the Secured Party verifying compliance with Environmental Laws and this Agreement or the extent of any non-compliance therewith;

(p) to not store, manufacture, dispose of, treat, generate, use, transport, remediate or release Hazardous Materials on or from the Business Premises, as the case may be, without notifying the Secured Party in writing;

(q) to promptly remove any Hazardous Materials from the Business Premises in a manner which conforms to Environmental Laws governing their removal; and

(r) to notify the Secured Party in writing of:

(i) any enforcement, clean-up, removal, litigation or other governmental, regulatory, judicial or administrative action instituted, contemplated or threatened against the Debtor or the Business Premises pursuant to any Environmental Laws;

(ii) all claims, actions, orders or investigations, made or threatened by any third party against the Debtor or the Business Premises relating to damage, contribution, cost recovery, compensation, loss or injuries resulting from any Hazardous Materials or any breach of the Environmental Laws; and

(iii) the discovery by Debtor of or the receipt of any information by Debtor from any third party concerning any Hazardous Materials or any occurrence or condition on the Business Premises or any real property adjoining or in the vicinity, within a tliree mile radius, of the Business Premises which would, pursuant to the notice received, subject the Debtor or the Business Premises to any fines, penalties, orders or proceedings under any Environmental Laws.

5.00 EVENTS OF DEFAULT

5.01 The Debtor shall be in default under this Agreement upon the occurrence of any of the following events (hereinafter called the "Events of Default"):

(a) the Debtor failing to satisfy or perform any of the Obligations when due;

(b) the Debtor committing a breach of or failing to perform any covenant, representation or warranty set forth in this Agreement in favour of the Secured Party;

(c) the Debtor breaching or failing to comply with any term of this Agreement or any Instrument now or hereafter given by the Debtor to the Secured Party;

(d) any representation or warranty made by or on behalf of the Debtor to the Secured Party in this Agreement or any Instrument being incorrect or untrue;

(e) the Debtor becoming insolvent or bankrupt or making a proposal under the Bankruptcy and Insolvency Act (Canada) or similar legislation in any jurisdiction, a petition in bankruptcy being filed against the Debtor, the Debtor making an assignment for the benefit of creditors, a trustee, receiver or receiver-manager being appointed in respect of the Debtor or any of its assets, proceedings under the Companies' Creditors Arrangement Act (Canada) being commenced with respect to the Debtor, or steps being taken by or against the Debtor for any other formal or informal type of proceeding for the settlement of claims against the Debtor, or for the dissolution, liquidation, or winding-up of the affairs of the Debtor;

(f) the Debtor ceasing to carry on its business or any material part thereof as presently carried on, or making or agreeing to make a bulk sale of its assets;

(g) an execution or any similar process of any court becoming enforceable against the Debtor, or a distress or any similar process being levied upon any property of the Debtor;

(h) any encumbrance affecting the Collateral becoming enforceable;

(i) the secured party in good faith believing and having commercially reasonable grounds to believe that the prospect of payment or performance of the Obligations is or is about to be impaired or that the Collateral is in jeopardy or is about to be placed in jeopardy;

(j) if the debtor is a corporation, the Debtor amalgamating or merging with any other corporation or other entity, except secured party, or there is, in the opinion of the Secured Party, a change in the ownership or control of the Debtor; or if the Debtor is a partnership, there is a dissolution of the partnership or a change in the membership of;

(k) there is, in the opinion of the Secured Party, a material adverse change in the financial condition of the Borrower;

(1) any material portion of the Collateral being damaged or destroyed;

(m) the Debtor defaulting under any agreement with respect to any indebtedness or other obligation to any person other than the Secured Party, if such default has resulted in, or may result, with notice or lapse of time or both, in, the acceleration of any such indebtedness or obligation or the right of such person to realize upon any Collateral; and

(n) it is further agreed that default under any formal lease or sublease agreement in respect of the Business Premises shall constitute default under this Agreement and the Secured Party shall thereupon be entitled to act under the Enforcement and Remedies provisions of Article 6.00 hereof.

5.02 Until the occurrence of an Event of Default, and subject to paragraph 6.02, the Debtor may collect, possess, operate, use and deal with the Collateral in the ordinary course of the Debtor's business in any manner not inconsistent with the provisions hereof. Upon the occurrence of an Event of Default, the Debtor will and shall be deemed to hold all Proceeds in trust, separate and apart from other money, instruments or property, for the benefit of the Secured Party until all amounts owing by the Debtor to the Secured Party have been paid in full.

5.03 Debtor shall have thirty (30) days from the date of receipt of written notice of breach from Secured Party, within which to cure any defaults hereunder or, if it is unable to cure such defaults within such time period, to commence curing such defaults, provided that it diligently pursues efforts to cure such defaults.

6.00 ENFORCEMENT AND REMEDIES

6.01 Upon the occurrence of any Event of Default all of the Obligations shall, at the option of the Secured Party, and notwithstanding the other provisions of this Agreement, become immediately due and shall become payable, and the Secured Party may, at its option, proceed to enforce payment of same and to exercise any or all of the rights and remedies contained herein or otherwise afforded by law, in equity or otherwise. The Secured Party shall have the right to enforce one or more remedies successively or concurrently in accordance with applicable law, and the Secured Party expressly retains all rights and remedies not inconsistent with the provisions herein, including all the rights it may have under the PPSA, and, without restricting the generality of the foregoing, the Secured Party may upon an Event of Default:

(a) appoint by instrument in writing a receiver, receiver-manager or receiver and manager (hereinafter called the "Receiver") of the Debtor and of all or any part of the Collateral and remove or replace the Receiver from time to time, and may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver. Where reference is made to the Secured Party in this section 6.00, the reference includes, where the context permits, any Receiver so appointed and the officers, employees, servants or agents of the Receiver. A Receiver appointed pursuant to this Agreement shall be the agent of the Debtor and not of the Secured Party and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Secured Party hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and, if secured by a security interest in any of the Collateral, such security interest may rank before or pari passu with or behind any security interest created by this Agreement, and, if it is not so specified, such security interest shall rank before the security interest created by this Agreement.

(b) immediately and without notice enter the Business Premises and repossess, disable or remove the Collateral, and the Debtor hereby grants to the Secured Party a licence to occupy, without cost to the Secured Party, any premises of the Debtor for the purpose of storing of the Collateral;

(c) retain and administer the Collateral in the Secured Party's sole and unfettered discretion;

(d) dispose of any Collateral by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are hereby waived by the Debtor. The Secured Party may, at its discretion establish the terms of disposition, including, without limitation, terms and conditions as to credit, upset, reserve bid, price and terms of payment. The Secured Party may also lease the Collateral on terms it deems appropriate. All payments made pursuant to such dispositions shall be credited against the Obligations only as they are actually received. The Secured Party may buy into, rescind or vary any contract for the disposition of any Collateral and may dispose of any Collateral again without being answerable for any loss occasioned thereby. Any such disposition may take place whether or not the Secured Party has taken possession of the Collateral;

(e) foreclose upon the Collateral in satisfaction of the Obligations. The Secured Party may designate any part of the Obligations to be satisfied by the foreclosure of particular Collateral which the Secured Party considers to have a net realizable value approximating the amount of the designated part of the Obligations, in which case only the designated part of the Obligations shall be deemed to be satisfied by the foreclosure of the particular Collateral;

(f) pay any encumbrance that may exist or be threatened against the Collateral. In any such case the amounts so paid together with costs, charges, and expenses incurred in connection therewith shall be added to the Obligations secured by this Agreement;

(g) if the proceeds of realization are insufficient to pay all monetary Obligations, the Debtor shall forthwith pay or cause to be paid to the Secured Party any deficiency, and the Secured Party may sue the Debtor to collect the amount of the deficiency;

(h) subject to applicable law, seize, collect, realize, borrow money on the security of, release to third parties, sell by way of public or private sale, lease or otherwise deal with the Collateral in such manner, upon such terms and conditions, at such time or times and at such place or places and for such consideration as may seem to be Secured Party advisable and without notice to the Debtor;

(i) demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and to give valid and effectual receipts and discharges therefor and to compromise or give time for the payment or performance of all or any part of the Accounts or any other obligation of any third party to the Debtor; and

(j) exercise any rights or remedies which could have been exercised by the Secured Party against the Debtor or the Collateral;

6.02 The Secured Party may, after the occurrence of an Event of Default, notify any person obligated to the Debtor in respect of an Account, Intangible, Chattel Paper or Instrument to make payment to the Secured Party of all such present and future amounts due or to become due under any Account, Intangible, Chattel Paper or Instrument, take control of the Proceeds, and apply any money taken as Collateral to the satisfaction of the Obligations.

6.03 To assist the Secured Party in the implementation of such rights and remedies the Debtor will, at its own risk and expense and at the Secured Party's request, assemble and prepare for removal such items of the Collateral as are selected by the Secured Party as shall, in the Secured Party's sole judgment, have a value sufficient to cover all the Obligations.

6.04 Upon the Secured Party taking possession of any Collateral or appointing a Receiver, all powers, functions, rights and privileges of the directors and officers of the Debtor with respect to that Collateral shall cease, unless specifically continued by the written consent of the Secured Party or the Receiver.

6.05 The Secured Party shall not be liable by reason of any entry into or taking possession of any of the Collateral hereby charged, or intended so to be, or any part hereof, to account as mortgagee in possession, or for anything except actual receipts, or be liable for any loss on realization or any act or omission for which a secured party in possession might be liable. The Debtor acknowledges and agrees that any and all payments, responsibilities, burdens, obligations and liabilities in respect of the Collateral shall remain those of the Debtor and no such payments, responsibilities, burdens, obligations or liabilities are assigned hereby nor are assumed or incurred by the Secured Party hereunder, and the Secured Party shall not in any way be liable or obligated to do or perform any acts to repair, protect, enforce or otherwise deal with the Collateral or any part thereof.

6.06 The Debtor hereby releases and discharges the Secured Party, and the Receiver from every claim of every nature, whether sounding in damages or not, which may arise or be caused to the Debtor or any person claiming through or under the Debtor by reason or as a result of any acts or omissions of the Secured Party or any successor or assign claiming through or under the Secured Party or the Receiver under the provisions of this Agreement, except claims arising from breach of this Agreement by the Secured Party.

6.07 Nothing herein shall obligate the Secured Party to assume or perform any obligation of the Debtor to any third party in respect or arising out of the Collateral or any of them, and the Debtor hereby shall indemnify and save harmless the Secured Party from any and all claims of such third parties. The Secured Party may, at its option and with the prior written consent of Borrower, assume or perform any such obligations which the Secured Party considers necessary or desirable to obtain the benefit of the Collateral or any part thereof free of any set-off, deduction or abatement without prejudice to any other rights and remedies of the Secured Party hereunder. Any money so expended by the Secured Party shall form part of the Obligations and bear interest at the rate from time to time applicable to the outstanding balance of the Obligations secured by this Agreement.

6.08 The Secured Party shall not be liable or accountable for any delay or failure to exercise its remedies, take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Collateral and shall not be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Secured Party the Debtor or any other person in respect of same.

6.09 The fact that this Agreement provides for Events of Default and rights of acceleration shall not derogate from the demand nature of any obligation payable on demand.

6.10 All payments made in respect of the Obligations and all monies received by the Secured Party or any Receiver appointed by the Secured Party in respect of the enforcement of the Security Interest (including the receipt of any Money) may be held as security for the Obligations or applied in such manner as may be determined in the discretion of the Secured Party and the Secured Party may at any time apply or change any such appropriation of such payments or monies to such part or parts of the Obligations as the Secured Party may determine in its discretion. The Debtor shall remain liable to the Secured Party for any deficiency and any surplus funds realized after the satisfaction of all Obligations shall be paid in accordance with applicable law.

6.11 The Secured Party may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, and otherwise deal with the Collateral, the Debtor, debtors of the Debtor, sureties of the Debtor, and others as the Secured Party may see fit, without prejudice to the Obligations and the rights of the Secured Party to hold and realize upon the Security Interest. The Secured Party has no obligation to keep Collateral identifiable, or to preserve rights against other persons in respect of any Collateral. No extension of time, forbearance, indulgence or other accommodation now, heretofore or hereafter given by the Secured Party to the Debtor shall operate as a waiver, alteration or amendment of the rights of the Secured Party or otherwise preclude the Secured Party from enforcing such rights.

6.12 The Secured Party may waive default or any breach by the Debtor of any of the provisions contained in this Agreement. Any such waiver must be in writing and signed by the Secured Party to be effective. No waiver shall extend to a subsequent breach or default, whether or not the same as or similar to the breach or default waived. No act or omission of the Secured Party shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default of the Debtor or the rights of the Secured Party resulting therefrom.

7.00 MISCELLANEOUS

7.01 The security interests hereby created shall take effect forthwith upon the execution of this agreement by the Debtor.

7.02 Neither the execution of, nor any filing with respect to, this Agreement shall obligate the Secured Party to make any advance, grant any credit to the Debtor, or to extend the time for payment or satisfaction of any Obligation, but the security interests hereby created shall take effect forthwith upon the execution of the Agreement by the Debtor.

7.03 The rights, remedies and powers conferred by this Agreement are in addition to, and not in substitution for, any other rights, remedies or powers the Secured Party may have under the Obligations, this Agreement, at law, in equity or by or under the PPSA or any other statute. The Secured Party may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the Secured Party shall be exclusive of or dependent on any other. The Secured Party may exercise any of its rights, remedies or powers separately or in combination and at any time. The Secured Party may exercise any or all rights hereunder in respect of any part of the Collateral separately and whether or not the Secured Party in its discretion exercises its rights in respect of any or all of the remaining Collateral.

7.04 All rights and remedies of the Secured Party set out in this Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law, in equity or by statute or pursuant to any other agreement the Debtor and the Secured Party which may be in effect from time to time.

7.05 The Debtor acknowledges that the provisions of this Agreement and, in particular, those respecting rights, remedies and powers of the Secured Party, and any Receiver against the Debtor, its business and any Collateral upon an Event of Default are commercially reasonable and not manifestly unreasonable.

7.06 Any partial payment of the Obligations, shall be deemed to be a redemption discharge of this Agreement. The Debtor shall be entitled to a release and discharge of this Agreement upon full payment and satisfaction of all Obligations and, upon written request by the Debtor.

7.07 The Debtor acknowledges receiving a copy of this Agreement. The Debtor reserves all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Agreement.

7.08 This Agreement and the Security Interest are in addition to and not in substitution for any other security now or hereafter held by the Secured Party in respect of the Debtor, the Obligations or the Collateral.

7.09 If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal or unenforceable, it will be considered separate and severable from this Agreement and the remaining provisions of this Agreement will remain in force and be binding upon the parties as though the illegal or unenforceable provision had never been included.

7.10 Any notice, document or communication required or permitted to be given to any of the parties to this Agreement shall be in writing and may be delivered or mailed by prepaid registered post or personally delivered to the party to which notice is to be given at the address of such party above stated, or at another address designated by that party in writing. Any such notice shall be deemed to have been given and received by the party to whom it was addressed upon delivery, if delivered personally, and if mailed, Five (5) Business Days following the mailing thereof.

7.11 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or before the time a notice is mailed, the notice shall be sent by fax, telegram or will be delivered.

7.12 This Agreement and all schedules to this Agreement contain the entire agreement between the parties relating to the subject matter contained herein, any course of prior dealings or usage of the trade notwithstanding, and supersedes all other agreements, oral or written, heretofore made between the parties.

7.13 No alteration, modification, waiver or other change to this Agreement shall be binding upon the parties unless in writing and signed by both parties.

7.14 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

7.15 Time is expressly declared to be of the essence of this Agreement and each of the terms and conditions of this Agreement.

7.16 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the applicable laws of Canada. The Debtor hereby irrevocably submits and attorns to the jurisdiction of the British Columbia Supreme court sitting at Vancouver, British Columbia, Canada.

7.17 This Agreement shall enure to the benefit of the Secured party and its successors and assigns, and shall be binding upon the respective heirs, executors, personal representatives, successors and assigns of the Debtor.

7.18 Wherever a singular or masculine expression is used in this Agreement, that expression is deemed to include the plural, the feminine or the body corporate where required by the context.

7.19 This Agreement may be executed in counterparts, each of which will be deemed to be an original.

IN WITNESS WHEREOF Debtor has executed this Agreement as of the day first above written.

THE CORPORATE SEAL of CONTROL INTERACTIVE INC. its duly authorized signing officer:

/s/ "Thierry Annez de Taboada" Authorized Signing Officer

THE CORPORATE SEAL of PACIFIC STRATUS VENTURES LTD. its duly authorized signing officer:

/s/ "Harry Chew" Authorized Signing Officer

ADDRESS OF DEBTOR(S):

Chief Executive Office, if Corporation, or Residence if Individual
103 - 980 W 1st Street
North Vancouver. B.C.
Canada
V7R 3N6

1. Location(s) of Debtor's Business Operations

(a) Chief Executive Office

103 - 980 W. 1st Street
North Vancouver, B.C.
Canada, V7R 3N6

(b) Other Locations

4398 Canterbury Crescent
North Vancouver, B.C.
Canada, V7P 3N4

2. Locations(s) of Records relating to Collateral

Same as 1(a) above

3. Location(s) of Collateral

Same as 1(a) above